EXHIBIT 23.1




MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB2 of Caddystats Inc, of our report dated May 22, 2007 on our review of the financial statements of Caddystats Inc of February 28, 2007 and for the six months ended and our report dated March 21, 2007 on our audit of the financial statements of Caddystats Inc as of August 31, 2006 and November 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception June 5, 2006 through November 30, 2006 and for the period then ended, and the reference to us under the caption "Experts."








/S/ MOORE & ASSOCIATES, CHARTERED
Moore & Associates Chartered
Las Vegas, Nevada
May 29, 2007



















               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702)253-7511 FAX (702)253-7501
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